Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO

CONTRIBUTION AND IMPLEMENTATION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AND IMPLEMENTATION AGREEMENT (this “Amendment”) is made as of June 2, 2016 by and among Colony Capital, Inc. (formerly Colony Financial, Inc.), a Maryland corporation (“CFI”), Colony Capital Operating Company, LLC (formerly CFI RE Masterco, LLC), a Delaware limited liability company and wholly-owned subsidiary of CFI (“OP”), Colony Capital, LLC, a Delaware limited liability company (“CC”), Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company and wholly owned subsidiary of CC (“NewCo”), CCH Management Partners I, LLC, a Delaware limited liability company (“CCH”), FHB Holding LLC, a Delaware limited liability company (“FHB LLC”), and Richard Saltzman (“Saltzman”, together with CC Holdings, CC, CCH and FHB LLC, collectively, the “Contributors” and each, a “Contributor”).

W  I  T  N  E  S  E  T  H

WHEREAS, the Contributors, CFI, OP and NewCo are parties to that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement);

WHEREAS, CFI, NORTHSTAR REALTY FINANCE CORP., a Maryland corporation, NORTHSTAR ASSET MANAGEMENT GROUP INC., a Delaware corporation, NEW POLARIS INC., a Maryland corporation, NEW SIRIUS, INC., a Maryland corporation, NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP, a Delaware limited partnership, SIRIUS MERGER SUB-T, LLC, a Delaware limited liability company, and NEW SIRIUS MERGER SUB, LLC, a Delaware limited liability company, have entered into that certain Agreement and Plans of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, the Contributors and CFI may amend the Contribution Agreement pursuant to Section 11.2 thereof;

WHEREAS, the Contributors and CFI desire to amend the terms of the Contribution Agreement as set forth herein;

WHEREAS, pursuant to Section 11.4 of the Contribution Agreement, all amendments, modifications, waivers, elections and determinations of CFI under or with regard to the Contribution Agreement shall be made only with the prior approval of a majority of the Independent Directors;

WHEREAS, a majority of the Independent Directors has approved this Amendment.

NOW, THEREFORE, the Contributors and CFI hereby agree as follows:

1.    Amendments to Contribution Agreement.

(i)    The Contribution Agreement is hereby amended by deleting Section 3.5(a)(ii) in its entirety and replacing it with the following:

“Benchmark FFO” means net income allocable to common shareholders and OP Common Unit holders of CFI (computed in accordance with GAAP), excluding (A) realized gains (or losses) from sales of real estate and non-real estate assets, (B) realized and unrealized performance fees related to the real estate and non-real estate private fund business, net of respective performance compensation expenses, (C) purchase accounting adjustments and costs arising from the transaction or the Merger Transaction, (D) real estate depreciation and amortization and (E) adjustments related to changes in GAAP during the FFO Measurement Period, in all cases after adjustments for CFI’s proportionate share of such items from unconsolidated partnerships and joint ventures. Notwithstanding the foregoing, Benchmark FFO will (i) include (A) the unrealized fair value gains and losses from CFI GP Investments, (B) realized investment income, gains and losses from CFI GP Investments, and (ii) exclude (A) any potential expenses related to contingent consideration, (B) any payment pursuant to the Colony Mark Transfer Agreement, (C) transaction and other costs arising as a result of the transaction or the Merger Transaction (including without limitation taxes, integration costs, change of control, retention and severance payments and other non-recurring costs and expenses relating to the transaction or the Merger Transaction), remeasurement gains and losses arising from the transaction or the Merger Transaction, and amortization of intangible assets, liabilities and step-up adjustments recognized as a result of the transaction or the Merger Transaction, (D) realized gains and losses related to sales of CFI’s interest in the Colony American Homes platform and (E) realized gains and losses from sale of non-real estate assets other than those related to CFI GP Investments. Benchmark FFO is not intended to represent funds from operations (FFO) or adjusted FFO in accordance with the NAREIT definition.

(ii)    The Contribution Agreement is hereby further amended by adding the following clauses to Section 3.5(a):

(xxiii) “CFI” means, for purposes of this Section 3.5 only, (i) from the Closing Date through the day prior to the closing of the Merger Transaction (the “Pre-Merger Period”), Colony Capital, Inc., and (ii) from and after the date of the closing of the Merger Transaction (the “Post-Merger Period”), the Surviving Company and its successors and assigns.

(xxiv) “CFI Class A Common Stock” means, for purposes of this Section 3.5 only, (i) during the Pre-Merger Period, the Class A Common Stock of CFI, and (ii) during the Post-Merger Period, New Polaris Class A Common Stock (as defined in the Merger Agreement); provided that during the Post-Merger Period, for purposes of this Section 3.5 only, in determining the outstanding number of shares of CFI Class A Common Stock, the actual number of shares of New Polaris Class A Common Stock (as defined in the Merger Agreement) will be divided by the Exchange Ratio.

(xxv) “Exchange Ratio” means the Constellation Class A Exchange Ratio (as defined by the Merger Agreement).

(xxvi) “Merger Agreement” means that certain Agreement and Plans of Merger, dated as of the date hereof, by and among CFI, NORTHSTAR REALTY FINANCE CORP., a Maryland corporation, NORTHSTAR ASSET MANAGEMENT GROUP INC., a Delaware corporation, NEW POLARIS INC., a Maryland corporation, NEW SIRIUS, INC., a Maryland corporation, NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP, a Delaware limited partnership, SIRIUS MERGER SUB-T, LLC a Delaware limited liability company, and NEW SIRIUS MERGER SUB, LLC, a Delaware limited liability company.

(xxvi) “Merger Transaction” means the consummation of the Constellation-Polaris Merger (as defined by the Merger Agreement).

(xxvii) “Reference CFI Common Stock Price” means, for purposes of this Section 3.5 only, (i) during the Pre-Merger Period, $22.05, and (ii) during the Post-Merger Period, $22.05 divided by the Exchange Ratio.

(xxviii) “Surviving Company” means the company which survives in the Merger Transaction.

(iii)    The Contribution Agreement is hereby amended by adding the following to Section 3.5(a) following the last sentence thereof:

For purposes of Section 3.5(b), concurrent with the closing of the Merger Transaction, the Surviving Company shall cause OP to issue an additional number of OP Common Units to be held in the Contingent Consideration Account so that the aggregate number of OP Common Units held in the Contingent Consideration Account is equal to the number of OP Common Units held in the Contingent Consideration Account on the day prior to the closing of the Merger Transaction multiplied by the Exchange Ratio. All such additional OP Common Units, together with any distributions thereon, will be treated in the same manner as the OP Common Units and distributions thereon in the Contingent Consideration Account are currently treated.

2.    Entire Agreement. This Amendment, together with the Contribution Agreement, constitutes the entire agreement among the Contributors and CFI with respect to the subject matter hereof and supersedes any agreement or understanding entered into as of a date prior to the date hereof among or between them with respect to such subject matter.

3.    Termination. This Amendment shall terminate automatically upon any termination of the Merger Agreement, and upon such termination of this Amendment, the terms of the Contribution Agreement shall not be amended by this Amendment.

4.    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Contribution Agreement shall remain in full force and effect in accordance with its terms.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with (a) the laws of the State of Maryland with respect to matters, issues and questions relating to the internal actions and affairs of CFI (including the powers, rights, duties and obligations of the directors, officers and stockholders) and (b) the laws of the State of Delaware with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.    Counterparts. This Amendment may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Contributors and CFI have executed and delivered this Amendment as of the date first above written.

CONTRIBUTORS:

COLONY CAPITAL HOLDINGS, LLC

By:	/s/ Thomas J. Barrack
Name:	Thomas J. Barrack
Title:	Managing Member

COLONY CAPITAL, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

CCH MANAGEMENT PARTNERS I, LLC

By: Colony Capital Holdings, LLC, its Managing Member

By:	/s/ Thomas J. Barrack
Name:	Thomas J. Barrack
Title:	Managing Member

FHB HOLDING LLC

By:	/s/ Henry Brauer

Name:	Henry Brauer
Title:	Manager

RICHARD B. SALTZMAN

By:	/s/ Richard B. Saltzman

SIGNATURE PAGE TO AMENDMENT TO CONTRIBUTION AGREEMENT

CFI:

COLONY CAPITAL, INC.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT TO CONTRIBUTION AGREEMENT